Exhibit 99.1

Investor Contact:

Polycom, Inc.

Laura Graves

(408) 586-4271

laura.graves@polycom.com

-or-

Press Contact:

Polycom, Inc.

Cameron Craig

408-586-3776

cameron.craig@polycom.com

Polycom Stockholders Approve Acquisition by Affiliates of Siris Capital Group

SAN JOSE, Calif., September 6, 2016 – Polycom, Inc. (Nasdaq: PLCM), a global leader in helping organizations achieve new levels of teamwork, efficiency and productivity by unleashing the power of human collaboration, today announced that at the special meeting of Polycom’s stockholders held on September 2, 2016, its stockholders approved the previously announced acquisition of Polycom by affiliates of Siris Capital Group, LLC. The transaction is expected to be completed in September/October, 2016, subject to the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions.

About Polycom

Polycom is a global leader in helping organizations achieve new levels of teamwork, efficiency and productivity by unleashing the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Together with our global partner ecosystem, we provide flexible collaboration solutions for any environment that deliver a high-quality user experience, a broad multi-vendor interoperability and investment protection.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Polycom may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to satisfy the closing conditions. Factors that may affect Polycom’s business or financial results are described in the risk factors included in Polycom’s filings with the Securities and Exchange Commission (the “SEC”), including Polycom’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Polycom’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on February 29, 2016 and August 4, 2016, respectively. Polycom expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.